UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

May 25, 2005

GANNETT CO., INC.
(Exact name of registrant as specified in charter)

Delaware	1-6961	16-0442930
(State or Other Jurisdiction of Incorporation or Organization of Registrant)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia		22107-0910
(Address of principal executive offices)		(Zip Code)
(703) 854-6000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 25, 2005, Gannett Co., Inc. announced that the Company's Board of Directors (the "Board") has elected Craig A. Dubow to serve as the Company's President and Chief Executive Officer effective July 15, 2005, succeeding Douglas H. McCorkindale, who will continue to serve as the Company's Chairman.

Dubow, age 50, has served the Company for 24 years in various positions, including since 2001 as President and Chief Executive Officer of the Gannett Broadcasting Division and as a member of the Gannett Management Committee, the senior management group responsible for overall strategy for all of the Company's operations. During the past two years, Dubow has also been responsible for Company-wide information technology operations. As described in the Company's 2004 Form 10-K, Dubow previously has entered into an employment agreement with the Company, dated February 25, 2005.

Dubow also has been elected to Gannett's Board and to the Board's Executive Committee effective July 15. With his election, the Board will consist of nine members, including McCorkindale.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 25, 2005, the Board approved an amendment to Section 1 of Article III of the Company's Bylaws allowing the Company's Board to elect a Chairman, a President and a Chief Executive Officer, or any combination thereof, and an amendment to Section 3 of Article III of the Company's Bylaws to separate the role of Chairman of the Board from that of President and Chief Executive Officer. These amendments will become effective July 15, 2005. The Amended and Restated Bylaws of the Company reflecting such amendments are filed with this report as Exhibit 99.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

                See Index to Exhibits attached hereto.

SIGNATURE

    Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gannett Co., Inc.

Date: May 26, 2005	By:	/s/Gracia C. Martore
Gracia C. Martore
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99	Amended and Restated Bylaws of the Company (filed herewith)